Exhibit 24.2

INLAND RESIDENTIAL PROPERTIES TRUST, INC.

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the undersigned director of Inland Residential Properties Trust, Inc. (the “Company”) hereby constitutes and appoints Roberta S. Matlin and Cathleen M. Hrtanek and each of them, her true and lawful attorneys-in-fact and agents, with full power and authority in said attorneys-in-fact and agents to act in the name of and on behalf of the undersigned to sign for the undersigned and in her name as a director of the Company in connection with the Company’s Registration Statement on Form S-11 (Registration No. 333- 199129), to sign any and all amendments, including any Post-Effective Amendments, to such Registration Statement, and to file the same with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or her substitutes, may lawfully do or cause to be done by virtue hereof.

/s/ Meredith W. Mendes	Independent Director	December 15, 2016
Meredith W. Mendes	Title	Date